BRT APARTMENTS CORP. ANNOUNCES QUARTERLY DIVIDEND

GREAT NECK, New York – June 11, 2024 – BRT Apartments Corp. (NYSE:BRT) announced that its Board of Directors declared a quarterly dividend of $0.25 per share. The dividend is payable July 9, 2024, to stockholders of record at the close of business on June 25, 2024. BRT estimates that if it does not sell any multi-family properties this year, that a significant portion of its dividends to be paid in 2024 will be treated for federal income tax purposes as a return of capital.

About BRT Apartments Corp:

BRT is a real estate investment trust that owns, operates and, to a lesser extent, develops multi-family properties.  Additional information on BRT, its operations and portfolio, is available at BRT’s website at: http://brtapartments.com. Interested parties are encouraged to review the reports BRT files with the Securities and Exchange Commission for additional information.

Contact:  Investor Relations

BRT APARTMENTS CORP.
60 Cutter Mill Road
Suite 303
Great Neck, New York 11021
Telephone (516) 466-3100
Telecopier (516) 466-3132
http://brtapartments.com